EXHIBIT 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND  CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Robert Van Buskirk, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Sirenza Microdevices, Inc. on Form 10-K for the fiscal year ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Sirenza Microdevices, Inc.

Dated: March 31, 2003	By:	/s/ ROBERT VAN BUSKIRK
Name: Robert Van Buskirk Title: Chief Executive Officer

I, Thomas Scannell, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Sirenza Microdevices, Inc. on Form 10-K for the fiscal year ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Sirenza Microdevices, Inc.

Dated: March 31, 2003	By:	/s/ THOMAS SCANNELL
Name: Thomas Scannell Title: Chief Financial Officer